http://schemas.microsoft.com/office/word/2003/wordml2450Amendment
Exhibit - Ex. 99.77Q1

The MFS Series X N-SAR B, dated 7/31/10, has been amended to correct a formatting issue with the Report of Independent Registered Public Accounting Form.